                                                                    Exhibit 10.9

                            JOINT VENTURE AGREEMENT

          THIS AGREEMENT, made and entered into this 26th day of March, 1995, by and among BTRIEVE TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, the United States of America, and having its principal place of business at Suite 300, 8834 Capital of Texas Highway N. Austin, Texas 78759, the United States of America (hereinafter referred to as "BTI"), NOVELL JAPAN, LTD., a corporation organized and existing under the laws of Japan, and having its principal place of business at 13-1, Mishuku 1-chome, Setagaya-ku, Tokyo, Japan (hereinafter referred to as "NOVELL"), AG TECH CORPORATION, a corporation organized and existing under the laws of Japan, and having its principal place of business at 10-9, Higashi Sakura 1-chome, Higashi-ku, Nagoya, Japan (hereinafter referred to as "AG TECH"), and EMPOWER LTD., a corporation organized and existing under the laws of Japan, and having its principal place of business at 15-8, Iwamotocho 2-chome, Chiyoda-ku, Tokyo, Japan (hereinafter referred to as "EMPOWER") (NOVELL, AG TECH and EMPOWER hereinafter sometimes to be collectively referred to as "MINORITY SHAREHOLDER(S)");

                                   WITNESSETH

          WHEREAS, BTI is engaged in the development, manufacture and sale of the PRODUCTS (as hereinafter defined) and has accumulated unique knowledge and experience relative to the PRODUCTS;

          WHEREAS, the parties hereto have decided and mutually agreed to establish a corporation (kabushiki kaisha) under the laws of
                         ----------------

Japan, in which each of them will be shareholders, for the purpose of the manufacture, distribution and sale of the PRODUCTS as provided herein;

          NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto hereby set forth their agreement as follows:

SECTION  1.00           DEFINITIONS
                        -----------


         When used in this AGREEMENT, each of the terms set forth in this
SECTION 1.00 shall have the meaning indicated:

         1.01  "NEWCO"
               -------

         The stock corporation (kabushiki kaisha) to be incorporated under the
                                ----------------
laws of Japan by the parties hereto in the manner provided in SECTION 2.00 hereof, and to be known in the Japanese language as "BTRIEVE TECHNOLOGIES KABUSHIKI KAISHA" and in the English language as "BTRIEVE TECHNOLOGIES JAPAN, LTD."

         1.02  "PRODUCTS"
               ----------

         Computer software products to be manufactured and sold by NEWCO pursuant to this AGREEMENT.

         1.03  "ASSOCIATED AGREEMENTS"
               -----------------------

         Those agreements related to this AGREEMENT which are to be entered into between NEWCO and BTI, AG TECH or EMPOWER, as the case may be, pursuant to
SECTION 3.00 hereof.


                                                                        (Page 2)

          1.04  "SHARES"
                --------

          Those shares of par value common voting stock having the par value of Fifty Thousand Yen (~50,000-) each, which are to be issued by NEWCO to the parties hereto in exchange for their respective contributions which are to be made pursuant to SECTION 2.00 hereof, as well as any additional shares of the capital stock of NEWCO which may be issued in exchange for any contributions which may be made by the parties hereto.

          1.05  "TERRITORY"
                -----------

          Japan.

          1.06  "AFFILIATE"
                -----------

          Any corporation, partnership or other entity which qualifies for any one of the following:

          1.06.1 Which owns or controls, or which shall own or control, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors of any of the parties to this AGREEMENT; or

          1.06.2 Of which fifty percent (50%) or more of the voting rights with respect to the election of directors is owned or controlled, or shall become owned or controlled, directly or indirectly, by any party to this AGREEMENT.

          1.07  "EFFECTIVE DATE"
                ----------------

          The date on which this AGREEMENT shall have been executed by all the parties hereof.

                                                                        (Page 3)

     SECTION 2.00  FORMATION OF NEWCO
                   ------------------

             2.01  ORGANIZATION AND REGISTRATION
                   -----------------------------

             Promptly after the EFFECTIVE DATE, the parties hereto shall cause NEWCO to be organized and registered under the laws of Japan. The parties hereto shall closely cooperate and consult with each other with respect to the procedures and particulars of the organization of NEWCO.

             2.02  ARTICLES OF INCORPORATION OF NEWCO
                   ----------------------------------

             At the time of the organization and registration of NEWCO, the parties hereto shall cause NEWCO to adopt as its Articles of Incorporation a fully accurate Japanese language translation of the English language version of the form of Articles of Incorporation attached hereto and marked "Exhibit I."

             2.03  TOTAL PAID-IN CAPITAL OF NEWCO
                   ------------------------------

             At the time of the organization and registration of NEWCO, NEWCO shall have an initial paid-in capital of Two Hundred Million Yen
((Yen)200,000,000-) and an authorized capital of Eight Hundred Million Yen ((Yen)800,000,000-).

             2.04  CAPITAL CONTRIBUTIONS OF THE PARTIES
                   ------------------------------------

             Each of the parties hereto shall contribute to NEWCO, as its contribution to the initial paid-in capital of NEWCO, sums in accordance with the following schedule:

             2.04.1  Contribution of BTI
                     -------------------

             One Hundred Thirty One Million Yen ((Yen)131,000,000-) in cash, in exchange for Two Thousand, Six Hundred Twenty (2,620) SHARES;

                                                                        (Page 4)

             2.04.2  Contribution of NOVELL
                     ----------------------

             Thirty Nine Million Yen ((Yen)39,000,000-) in cash, in exchange for Seven Hundred Eighty (780) SHARES;

             2.04.3  Contribution of AG TECH
                     -----------------------

             Twenty Million Yen ((Yen)20,000,000-) in cash, in exchange for Four Hundred (400) SHARES; and

             2.04.4  Contribution of EMPOWER
                     -----------------------

             Ten Million Yen ((Yen)10,000,000-) in cash, in exchange for Two Hundred (200) SHARES.

SECTION 3.00    ASSOCIATED AGREEMENTS
                ---------------------

             3.01  GENERAL
                   -------

             Immediately after the EFFECTIVE DATE, the agreements contemplated by the provisions of this SECTION 3.00 shall be concluded between NEWCO and BTI, AG TECH and EMPOWER, respectively.

             3.02  BTI AGREEMENT
                   -------------

             BTI and NEWCO shall execute a Letter of Intent the form of which is attached hereto as Exhibit III.

             3.03  AG TECH AGREEMENT
                   -----------------

             AG TECH and NEWCO shall execute a Letter of Intent the form of which is attached hereto as Exhibit III.

                                                                        (Page 5)

             3.04  EMPOWER AGREEMENT
                   -----------------

             EMPOWER and NEWCO shall execute a Letter of Intent the form of which is attached hereto as Exhibit IV.

             3.05  NOVELL AGREEMENT
                   ----------------

             NOVELL and NEWCO shall execute a Letter of Intent the form of which is attached hereto as Exhibit V.

     SECTION 4.00  MANAGEMENT OF NEWCO
                   -------------------

             4.01  MEETING OF THE SHAREHOLDERS OF NEWCO
                   ------------------------------------

             Each shareholder of NEWCO shall be given timely notice of the time, date and place of general meetings of shareholders, in no event later than fourteen (14) days prior to the date of convocation of each such meeting, in each case; provided, however, that such period of notice may be shortened for any particular meeting with the unanimous consent of all the shareholders of record. The Chairman (and Chief Executive Officer) elected pursuant to Sub-Paragraph 4.05.1 hereof shall send a notice of convocation of the general meeting of shareholders based upon a decision of the Board of Directors.

             4.02  RESOLUTION OF SHAREHOLDERS
                   --------------------------

             Except as otherwise required by mandatory provisions of law: (a) a quorum for a general meeting of the shareholders of NEWCO shall require the presence, in person or by proxy, of shareholders of NEWCO holding a majority of the total issued and outstanding SHARES of NEWCO entitled to vote; and (b) resolutions of general meetings of the shareholders of NEWCO shall be adopted by the affirmative vote of a majority of the SHARES represented in person or by proxy at a meeting at which a quorum is present. The Chairman of NEWCO shall act as chairperson of each general meeting of shareholders.

                                                                        (Page 6)

              4.03  DIRECTORS
                    ---------

              NEWCO shall have seven (7) Directors who shall constitute the Board of Directors of NEWCO. BTI shall have the right to nominate four (4) Directors and NOVELL, AG TECH and EMPOWER shall each have the right to nominate one (1) Director, respectively. In the event of death, incapacity, resignation or other removal of a Director prior to the end of his/her term, each of the parties hereto agrees to vote its shares so as to appoint his/her replacement a Director nominated by the party hereto who nominated the Director whose death, incapacity, resignation or removal was the cause of such vacancy.

              4.04  REPRESENTATIVE DIRECTORS
                    ------------------------

              NEWCO shall have two (2) Representative Directors who shall be elected by the Board of Directors of NEWCO from among the members of the Board, provided that one of the Representative Directors shall always be an individual
--------
nominated by BTI.

              4.05  OFFICERS
                    --------

              NEWCO shall have the following officers:

              4.05.1 THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER (CEO) OF NEWCO WHO SHALL BE THE REPRESENTATIVE DIRECTOR NOMINATED BY BTI IN ACCORDANCE WITH PARAGRAPH 4.04 HEREOF;

              4.05.2 The President who shall be the other Representative Director nominated in accordance with Paragraph 4.04 hereof; and

              4.05.3 Such other officers as the Board of Directors may choose to elect from time to time.

                                                                        (Page 7)

Except as otherwise required by mandatory provisions of law, the Chairman shall exercise responsibilities for the management, direction and control of NEWCO.

     The President shall carry out day-to-day operations of NEWCO in accordance with instructions of the Chairman.

     4.06  MEETING OF THE BOARD OF DIRECTORS
           ---------------------------------

     Meetings of the Board of Directors shall be held at least once in three (3) months at the head office of NEWCO or at such other place in Japan or the United States of America as may be decided by the Chairman. The Chairman shall convene a meeting of the Board of Directors and act as chairperson at the meeting, provided, however, that in case the Chairman shall be unable to so act, the President or any one of the other Directors shall act in his place in the order previously determined by the Board of Directors.

     Each of the Directors of NEWCO shall be given timely written notice of the time, date and place of the meetings of the Board of Directors of NEWCO, in no event later than seven (7) days prior to the date of convocation of such meetings, in each case; provided, however, that such period of notice may be shortened or dispensed with for any particular meeting by the unanimous consent of all the Directors and the statutory auditor, in office.

     The quorum of the Board meeting shall be majority of the directors.

     Except as otherwise required by mandatory provisions of law, resolutions of the Board Of Directors shall be adopted by the affirmative vote of a majority of the Directors present at the meeting.

                                                                        (Page 8)

              4.07  STATUTORY AUDITOR
                    -----------------

              NEWCO shall have one (1) Statutory Auditor (kansayaku), who shall
                                                          ---------
be nominated by BTI.

              4.08  REMUNERATION
                    ------------

              Salaries, bonuses and other emoluments, if any, of directors, statutory auditor and employees of NEWCO will be reviewed annually by the Board of Directors, and the general practice in Japan will be taken into consideration. Non-standing directors will not receive any remuneration unless otherwise agreed. The compensation, if any, of standing directors and the statutory auditor will be approved at a shareholders' meeting.

              4.09  ACCOUNTING PERIOD AND BOOKS OF ACCOUNT
                    --------------------------------------

              4.09.1  ACCOUNTING PERIOD
                      -----------------

              The accounting period of NEWCO shall commence on July 1st of each year and end on June 30th of the next succeeding year; provided, however, that the first accounting period of NEWCO shall commence as of the date of organization of NEWCO pursuant to Paragraph 2.01 hereof and end on June 30, 1995.

              4.09.2  BOOKS OF ACCOUNT
                      ----------------

              NEWCO shall keep true and accurate books of account and records in accordance with sound accounting practices, employing standards, procedures and form in conformity with generally accepted accounting principles (GAAP) as determined by the firm of accountants designated pursuant to Paragraph 4.10 hereof.

                                                                        (Page 9)

              4.010  INDEPENDENT PUBLIC ACCOUNTANTS
                     ------------------------------

              At the end of each accounting period of NEWCO, the books of account and records of NEWCO shall be audited, at the expense of NEWCO, by a certified public accountant, or accountants, licensed to practice in Japan, and selected by BTI and acceptable to the other parties hereto. Such independent public accountant, or accountants, shall prepare and supply to NEWCO certified financial reports suitable for use by each of the parties hereto in connection with its financial and tax reports.

              4.011  REPORTING AND INSPECTION OF NEWCO RECORDS
                     -----------------------------------------

              NEWCO shall submit to its shareholders, in both the Japanese and English languages, copies of all financial reports (in which amounts shall be expressed in Japanese Yen) which it prepares, including, but not limited to, the following:

              4.011.1  Monthly balance sheets;

              4.011.2 Monthly profit-loss statements which include end-of-month and year-to-date balances;

              4.011.3 Monthly cash-flow statements which include end-of-month and year-to-date balances; and

              4.011.4 Monthly budget to actual comparisons and analyses which include end-of-month and year-to-date balances.

Further, NEWCO shall make available to each of the parties hereto, or to its authorized representatives, its books of account and records, if and when the party hereto shall so request.

                                                                       (Page 10)

              4.012  INSURANCE
                     ---------

              The parties hereto will cause NEWCO, at NEWCO's cost, to obtain all insurance coverage customarily obtained by persons or entities engaged in a similar business in Japan.

     SECTION 5.00    FINANCING
                     ---------

             5.01  MANNER OF PROVIDING ADDITIONAL CAPITAL
                   --------------------------------------

             Unless otherwise determined by the parties, the parties are not required to provide the additional capital.

             5.02  PREEMPTIVE RIGHTS
                   -----------------

             The parties hereto, as shareholders of NEWCO, shall have preemptive rights to acquire any SHARES which NEWCO may issue subsequent to its organization and registration, each in proportion to its equity interest in NEWCO. Should any of the parties hereto decline such right, the other parties hereto shall have preemptive rights to all such additional SHARES so declined by such party in proportion to their respective equity interests in NEWCO.

     SECTION 6.00  TRANSFER OF SHARES
                   ------------------

             6.01  GENERAL RESTRICTION OF TRANSFER
                   -------------------------------

             Except as otherwise expressly provided for in this SECTION 6.00, each of the parties hereto covenants and agrees not to sell, assign, pledge or in any other manner transfer title or rights to, or otherwise encumber, any of the SHARES held by it, or to take any action leading to or likely to result in any of the foregoing.

                                                                       (Page 11)

              6.02  PROVISION IN THE ARTICLES OF INCORPORATION
                    ------------------------------------------

              Each of the parties hereto agrees that it shall not transfer any SHARES held by it without the prior approval of the Board of Directors of NEWCO.

              In implementation of the foregoing undertaking, the parties hereto agree that the Articles of Incorporation of NEWCO shall at all times contain a fully accurate translation in the Japanese language the following provision:

              "Any transfer of the shares of stock of the Company represented by this Certificate shall be subject to the prior approval of the Board of Directors of the Company."

              6.03  BTL'S RIGHT OF FIRST REFUSAL
                    ----------------------------

              BTI shall have the right of first refusal, pursuant to the terms of this Paragraph 6.03, to purchase all or any portion of the SHARES which any of the MINORITY SHAREHOLDERS intends to sell or otherwise transfer. Accordingly, if at any time, any MINORITY SHAREHOLDER (hereinafter referred to as the "OFFEROR SHAREHOLDER") desires to transfer all or any portion of the SHARES held by it, it shall first offer to sell such SHARES to BTI by giving a written notice to BTI of the identity of the third party to whom the OFFEROR SHAREHOLDER proposes to transfer the SHARES if BTI fails to exercise the right of first refusal and the number of SHARES proposed to be transferred. Immediately after BTI receives such notice from the OFFEROR SHAREHOLDER, the parties shall take steps to cause the purchase price per SHARE (hereinafter referred to as the "PURCHASE PRICE") to be determined in accordance with the provisions of Paragraph 6.05 within a period to be agreed upon by the OFFEROR SHAREHOLDER and BTI. BTI shall exercise the right of first refusal to acquire the SHARES offered by the OFFEROR SHAREHOLDER at the PURCHASE PRICE determined in accordance with the procedures provided above within thirty (30) days from the date on which the PURCHASE PRICE has been so determined. If BTI has failed to exercise

                                                                       (Page 12)
the right of first refusal within said thirty (30) day period, the OFFEROR SHAREHOLDER shall be free to sell, assign or otherwise transfer the SHARES to the third party stated in the notice as aforesaid at such PURCHASE PRICE and on such terms as shall be no more favorable to such third party than those offered to BTI, provided that such third party shall assume and be bound by all the obligations of the OFFEROR SHAREHOLDER and be subject to all the terms of this AGREEMENT.

              6.04  BTL'S BUY-OUT RIGHT
                    -------------------

              BTI shall have the right to buy out all or any portion of the SHARES held by the shareholders who own ten percent or less of the outstanding shares of NEWCO (hereinafter referred to as the "SPECIAL SHAREHOLDERS") at any time during the term of this AGREEMENT. BTI may initiate the buy-out procedure by giving written notice to all the SPECIAL SHAREHOLDERS, setting forth the number of SHARES it intends to purchase from each SPECIAL SHAREHOLDER, provided, however, that such number of SHARES shall be in proportion to the number of SHARES held by each SPECIAL SHAREHOLDER against the total number of SHARES held by all the SPECIAL SHAREHOLDERS, unless otherwise agreed upon by BTI and all the SPECIAL SHAREHOLDERS. Within thirty (30) days from the date of receipt of BTl's notice by the SPECIAL SHAREHOLDERS, the parties shall take steps to have the PURCHASE PRICE determined in accordance with the provisions of Paragraph 6.05. Within ten (10) days from the date of determination of the PURCHASE PRICE, BTI shall send to each SPECIAL SHAREHOLDER a written notice stating its firm commitment to purchase the number of SHARES as aforesaid from the SPECIAL SHAREHOLDER at the PURCHASE PRICE so determined, and the date on which BTI shall pay the PURCHASE PRICE to the SPECIAL SHAREHOLDER. Such notice shall constitute a purchase agreement between BTI and each of the SPECIAL SHAREHOLDERS with respect to the sale of the SHARES stated therein.

                                                                       (Page 13)

              6.05  PURCHASE PRICE PER SHARE
                    ------------------------

              The PURCHASE PRICE of each SHARE to be sold or otherwise transferred from any party or parties hereto (hereinafter referred to as the "TRANSFEROR") to the other party or parties hereto (hereinafter referred to as the "TRANSFEREE") under this AGREEMENT, shall be the fair market value of NEWCO (hereinafter referred to as the "VALUE") as of the last day of the last calendar quarter immediately preceding the day on which the transfer procedures in question have been initiated. If the TRANSFEROR and the TRANSFEREE shall not have agreed on a mutually acceptable procedure to determine the VALUE within sixty (60) days, then each of the TRANSFEROR and the TRANSFEREE shall select an internationally recognized investment banking firm (or firm of certified public accountant) agreed by the parties, which two investment banking firms (or firms of certified public accountant) shall determine the VALUE in writing delivered to each party. The VALUE shall be the mean of such two determinations.

     SECTION 7.00  ADDITIONAL UNDERTAKINGS AND COVENANTS
                   -------------------------------------

             7.01  PERFORMANCE OF ASSOCIATED AGREEMENTS
                   ------------------------------------

             The parties hereto agree to exercise their best efforts to cause the full, timely and faithful performance by NEWCO of all the terms and conditions of the ASSOCIATED AGREEMENTS to which NEWCO shall become a party pursuant to SECTION 3.00 hereof.

             7.02  NON-CONTESTABILITY
                   ------------------

             The parties hereto shall not, directly or indirectly, themselves or through any other person or firm controlled (directly or indirectly) by them, contest or aid others in contesting or do anything which is likely to impair or tend to impair the value or validity in the TERRITORY of any patent rights, secret technology or trademarks and trade names licensed or disclosed by BTI pursuant to this AGREEMENT or any of the ASSOCIATED AGREEMENTS.

                                                                       (Page 14)

     SECTION 8.00  PAYMENT AND TAXES
                   -----------------

             8.01  MANNER AND PLACE OF PAYMENTS
                   ----------------------------

             Any and all payments to be made to BTI by NEWCO in consequence of or in connection with the acts or transactions comprehended or contemplated by this AGREEMENT or an ASSOCIATED AGREEMENT shall be made in Japanese currency at a bank in Japan to be designated in writing by BTI, or in United States currency at such bank as BTI may from time to time designate in writing.

             8.02  WITHHOLDING TAXES
                   -----------------

             Any sum required under Japanese income tax laws to be withheld by NEWCO for the account of BTI shall be withheld and shall be promptly paid by NEWCO to the appropriate tax authorities, and the parties hereto agree that they shall cause NEWCO to furnish BTI with official tax receipts or other appropriate evidence issued by the Japanese tax authorities sufficient to enable BTI to support a claim for income tax credit in respect of any sum so withheld.

     SECTION 9.00  CONFIDENTIALITY OF INFORMATION
                   ------------------------------

             9.01  DUTY OF SECRECY AND CONFIDENTIALITY
                   -----------------------------------

             The parties hereto agree to keep strictly secret and confidential and not to disclose to any third party, except to the extent that disclosures to NEWCO may be required by this AGREEMENT or by any of the ASSOCIATED AGREEMENTS, any and all valuable and proprietary information including, but not limited to, technical, economic, and marketing information, acquired from any of the parties hereto, or from NEWCO, (unless disclosure of any such information is expressly permitted by this AGREEMENT or by any ASSOCIATED AGREEMENT). To that end, without limiting the generality of the foregoing, the parties hereto agree to cause all written material relating to or containing such information

                                                                       (Page 15)
which is marked "Confidential" obtained from the other parties hereto or from NEWCO, to be plainly marked in the Japanese and English languages to indicate the secret and confidential nature thereof and to prevent unauthorized use or reproduction thereof.

              9.02  RESTRICTION ON USE
                    ------------------

              The parties hereto agree that they shall not use any valuable and proprietary information which is marked "Valuable and Proprietary" obtained from the other parties hereto or from NEWCO for any purpose whatsoever except in a manner expressly provided for in this AGREEMENT or in any of the ASSOCIATED AGREEMENTS, or upon the written consent of the party disclosing such valuable and proprietary information.

              9.03  MAINTENANCE OF SECRECY AND CONFIDENTIALITY BY EMPLOYEES
                    -------------------------------------------------------
                    OF THE PARTIES
                    --------------

              The parties hereto agree to cause any of their respective employees who shall be given access to valuable and proprietary information obtained from the other party hereto to treat such information in accordance with the obligations of secrecy and confidentiality assumed by the parties pursuant to Paragraphs 9.01 and 9.02 hereof.

               9.04  DUTY TO ENFORCE SECRECY COMMITMENTS
                     -----------------------------------

               Each party hereto agrees to take at its own expense all reasonable action including court proceedings to compel compliance by its respective employees with the provisions of Paragraph 9.03 hereof.

               9.05  LIMITATION AND SURVIVAL OF OBLIGATIONS
                     --------------------------------------

               The obligations undertaken by the parties hereto pursuant to this
SECTION 9.00 shall not apply to any information obtained from the other parties hereto or from NEWCO which is or becomes published or

                                                                       (Page 16)
otherwise generally available to the public, other than in consequence of the willful or negligent act or omission of any of the parties hereto or NEWCO or any of their or its employees, or which is, at the time of disclosure, in the possession of the party to which such information is furnished, and such obligations, as so limited, shall survive termination of this AGREEMENT.

SECTION 10.00        TERM AND TERMINATION
                     --------------------


              10.01  TERM
                     ----

              This AGREEMENT shall become effective as of the EFFECTIVE DATE and shall continue in force and effect for an indefinite term thereafter, until NEWCO shall be dissolved or otherwise cease to exist as a separate entity, unless this AGREEMENT is sooner terminated pursuant to the following provisions of this SECTION 10.00.

               10.02  BANKRUPTCY, ETC. OF A PARTY OR NEWCO
                      ------------------------------------

               BTI may terminate this AGREEMENT by written notice to the MINORITY SHAREHOLDERS in the event that any of them shall:

               10.02.1  Be declared insolvent or bankrupt;

               10.02.2 Have all or any substantial portion of its capital stock or assets expropriated by any government; or

               10.02.3 Be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party.

In case any party hereto is involved in any of the events in Sub-Paragraphs
10.02.1 through 10.02.3, such party shall be obligated to notify the other parties hereto of the occurrence of such event.

                                                                       (Page 17)

          Any MINORITY SHAREHOLDER may terminate this AGREEMENT by written notice to BTI in the event that BTI shall be involved in any of the events in Sub-Paragraphs 10.02.1 through 10.02.3. Any party hereto may terminate this AGREEMENT by written notice to the other parties hereto in the event that NEWCO shall be involved in any of the events in Sub-Paragraphs 10.02.1 through 10.02.3.

          10.03  BREACH BY A PARTY OR NEWCO
                 --------------------------

          In the event of a material breach of this AGREEMENT (including the representations made in SECTION 11.00) or of any ASSOCIATED AGREEMENT, in any of the cases set forth below, a party hereto not in breach of this AGREEMENT or of any ASSOCIATED AGREEMENT to which it is a party shall be entitled to terminate this AGREEMENT by written notice to the other parties hereto if, within sixty
(60) days after written notice is given by such party not in breach complaining of a breach of this AGREEMENT or of any ASSOCIATED AGREEMENT, the breach as aforesaid shall not have been corrected by the party in breach:

          10.03.1  A material breach by any party hereto of this AGREEMENT;

          10.03.2 A material breach by any party hereto of any ASSOCIATED AGREEMENT to which it is a party; or

          10.03.3 A material breach by NEWCO of any ASSOCIATED AGREEMENT to which it is a party.

          10.04  TERMINATION OF ANY ASSOCIATED AGREEMENT
                 ---------------------------------------

          In the event of termination of any ASSOCIATED AGREEMENT under circumstances which materially and adversely affect a party to this AGREEMENT which is not a party in breach, such party shall, unless the parties hereto otherwise mutually agree, be entitled forthwith to terminate

                                                                       (Page 18)
this AGREEMENT by dispatch of written notice thereof to the other parties hereto.

          10.05  REDUCTION IN BTL'S SHAREHOLDING
                 -------------------------------

          BTI may terminate this AGREEMENT by serving a written notice to the MINORITY SHAREHOLDERS, if without its consent the ratio of its shareholding in NEWCO ever falls below fifty-one percent (51%) of the issued and outstanding SHARES of NEWCO.

          10.06  MINORITY SHAREHOLDER
                 --------------------

          In the event that any MINORITY SHAREHOLDER ceases to own any SHARES due to the exercise of the buy-out right by BTI as provided in Paragraph 6.04 or otherwise, this AGREEMENT shall automatically terminate as to such MINORITY SHAREHOLDER.

          10.07  GOVERNMENT ACTION
                 -----------------

          Any party hereto may terminate this AGREEMENT by serving a written notice to the other parties hereto, upon the enactment of any law or regulation or upon the order or action of a court of any governmental agency (i) making impossible the business of NEWCO; (ii) materially altering the rights or obligations set forth in this AGREEMENT; (iii) interfering with material benefits contemplated by any party under this AGREEMENT or under Exhibit II attached hereto.

          10.08  RIGHTS OF THE PARTIES HERETO UPON TERMINATION
                 ---------------------------------------------

          In the event that any MINORITY SHAREHOLDER elects to exercise its right of termination hereof pursuant to Paragraphs 10.02, 10.03, 10.04 or 10.07 hereof, such MINORITY SHAREHOLDER shall immediately offer to sell to BTI, or to the nominee of BTI, at a PURCHASE PRICE per SHARE determined under the provisions of Paragraph 6.05 hereof, all of the outstanding SHARES then held by it. In the event that BTI

                                                                       (Page 19)
refuses or fails to accept such offer made in accordance with the first sentence of this Paragraph 10.08 within sixty (60) days following receipt of such offer, the SHARES involved shall promptly be retired by NEWCO in accordance with applicable provisions of Japanese law.

          In the event that BTI elects to terminate this AGREEMENT pursuant to Paragraphs 10.02 through 10.07 hereof, BTI shall have the right and option either to purchase from the MINORITY SHAREHOLDER that has created the cause of the termination all the SHARES held by such MINORITY SHAREHOLDER at the purchase price equal to the aggregate par value of the SHARES, or to dissolve and liquidate NEWCO, which right and option may be exercised by BTI by timely written notice to the other parties hereto following the termination hereof. Such other parties hereto shall fully cooperate with BTI in effectuation of the dissolution and liquidation of NEWCO under Japanese law.

          Nothing in this Paragraph 10.08 shall in any manner adversely affect such remedies as non-breaching party(ies) hereto may be entitled to under applicable law in the event of termination of this AGREEMENT for reason of breach by any other party hereto.

          10.09  FORCE MAJEURE
                 -------------

          No party hereto shall be liable to any other party hereto for any loss, injury, delay, damages or other casualty suffered or incurred by any other party hereto due to strikes, riots, storms, fires, explosions, acts of God, war, or any other cause similar thereto which is beyond the reasonable control of any party hereto, and any failure or delay by any party hereto in performance of any of its obligations under this AGREEMENT or under any ASSOCIATED AGREEMENT due to one or more of the foregoing causes shall not be considered as a breach of this AGREEMENT or of any ASSOCIATED AGREEMENT, as the case may be, for purposes of this SECTION 10.00.

                                                                       (Page 20)

              10.10     NON-WAIVER
                        ----------

              The waiver, express or implied, by any of the parties hereto of any right hereunder or of any failure to perform or breach hereof by any other party hereto shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or breach hereof by any such other party hereto, whether of a similar or dissimilar nature thereto.

              10.11     SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

              Termination of this AGREEMENT for any cause shall not release any party hereto from any liability which at the time of termination has already accrued to any other party hereto or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of any party hereto which is expressly stated elsewhere in this AGREEMENT to survive termination hereof.

SECTION 11.00 REPRESENTATIONS AND WARRANTIES OF THE PARTIES
              ---------------------------------------------

              Each of the MINORITY SHAREHOLDERS and BTI represents and warrants to the other parties hereto:

              11.01  AUTHORIZATION
                     -------------

              That it has taken all corporate actions necessary for the authorization, execution and delivery of this AGREEMENT, the performance of all of its obligations under this AGREEMENT, and the consummation of the transactions contemplated by this AGREEMENT.

                                                                       (Page 21)

              11.02  PURPOSE OF ACQUISITION OF SHARES
                     --------------------------------

              That it is purchasing the SHARES solely for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution of the SHARES or any portion thereof and not with any present intention of selling, offering to sell, or otherwise disposing of or distributing any SHARES in any transaction other than a transaction exempt from registration under U.S. federal and state laws and Japanese securities laws. Each party realizes that the purchase of the shares involves risk, and each is able, without impairing its financial condition, to hold the SHARES for an indefinite period of time and suffer a complete loss of its investment. The parties fully understand and acknowledge that: (i) the SHARES have not been registered for sale under U.S. federal or state laws or Japanese securities laws or the laws of any other jurisdiction; (ii) the SHARES must be held indefinitely unless subsequently registered under such laws, or exemptions from such registration requirements are available; and (iii) NEWCO is under no obligation to register such SHARES.

              11.03  COMPLIANCE
                     ----------

              That the execution, delivery, and performance of this AGREEMENT and the consummation of the transactions contemplated by this AGREEMENT will not
(i) violate any provision of its Articles of Incorporation; (ii) violate, conflict with, or result in the breach of any of the terms of any contract or other agreement to which it may be a party or by which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award, or decree of any court, arbitrator, or governmental or regulatory body against, or binding upon it; or (iv) violate any statute, law, or regulation of any jurisdiction which it may be subject.

                                                                       (Page 22)

SECTION 12.00         FECL AND FTC FILINGS
                      --------------------

              12.01  FECL FILING
                     -----------

              As soon as reasonably practicable after the date of this AGREEMENT, BTI will file with the relevant Japanese authorities a notification or report of acquisition of the SHARES required under the Foreign Exchange and Foreign Trade Control Law.

              12.01  FTC FILING
                     ----------

              Each MINORITY SHAREHOLDER will, within thirty (30) days after the execution of this AGREEMENT, notify the JAPANESE FAIR TRADE COMMISSION ("FTC") of this AGREEMENT as required by the Antimonopoly Law of Japan.

              12.03  SUBSEQUENT FILINGS
                     ------------------

              Each MINORITY SHAREHOLDER and BTI agree to cooperate and assist each other and NEWCO in making any filings required under the laws referred to in Paragraphs 12.01 and 12.02 above, and in obtaining all required Government Approvals.

SECTION 13.00         COMPLIANCE WITH LAW
                      -------------------

              The parties hereto will at all times act to ensure that NEWCO complies with the laws and regulations of Japan. The parties recognize that BTl's participation in NEWCO is subject to various laws and regulations of the U.S.A., and the parties will cause NEWCO to conduct its activities so as not to place BTI or NEWCO in violation of any such laws or regulations.

                                                                       (Page 23)

SECTION 14.00           DISPUTE RESOLUTION
                        ------------------

          14.01  AMICABLE RESOLUTION OF DISPUTES
                 -------------------------------

          In the event any controversy or claim arises out of or in relation to this AGREEMENT, the parties hereto will seek to solve the matter amicably through discussions between the parties. Only if the parties fail to resolve the controversy, claim or breach through amicable arrangement and compromise, may the aggrieved party seek arbitration as provided in Paragraph 14.02 below.

          14.02  ARBITRATION
                 -----------

          Any controversy or claim arising out of or in relation to this AGREEMENT, or the breach hereof, between BTI and any of the MINORITY SHAREHOLDERS, will be finally settled by arbitration in Austin, Texas, U.S.A. or some other location mutually agreed to by the parties in dispute.

          14.02.1 The arbitration will be conducted before three (3) arbitrators in accordance with the Rules of Arbitration and Conciliation of the INTERNATIONAL CHAMBER OF COMMERCE then in effect.

          14.02.2 Each of BTI and the MINORITY SHAREHOLDER(S) will appoint one
(1) arbitrator within thirty (30) days after receipt of a demand for arbitration. (In case more than one MINORITY SHAREHOLDERS are parties to the dispute, such MINORITY SHAREHOLDERS shall jointly elect one (1) arbitrator.) Such arbitrators will be freely selected, and the parties will not be limited to any prescribed list. The two (2) arbitrators thus appointed will, within thirty
(30) days after their appointment, appoint a third arbitrator who, unless otherwise agreed in writing by the parties, will not be a national of Japan or the U.S.A. and who will preside over the arbitration proceedings.

                                                                       (Page 24)

          14.02.3 The proceedings will be conducted in English, and all arbitrators will be conversant in, and have a thorough command of, the English language.

          14.02.4 All the parties will be bound by the award rendered by the arbitrators, and judgment thereon may be entered in any court of competent jurisdiction.

          14.02.5 Notwithstanding any other provisions of this AGREEMENT, each party will be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the final decision or award of the arbitrators, provided, however, that such action shall not result in suspension of NEWCO's business.

          14.03  APPLICABLE LAW
                 --------------

          The validity, construction and performance of this AGREEMENT shall be governed by and interpreted in accordance with the laws of Japan.

SECTION 15.00        INTERPRETATION
                     --------------

          15.01  GOVERNING LANGUAGE
                 ------------------

          This AGREEMENT is in the English language only, which language shall be controlling in all respects. No translation, if any, of this AGREEMENT into the Japanese or any other language shall be of any force or effect in the interpretation of this AGREEMENT or in a determination of the intent of either of the parties hereto.

          15.02  EFFECT OF HEADINGS
                 ------------------

          The headings of SECTIONS and Paragraphs of this AGREEMENT, excepting those in SECTION 1.00 hereof, are to facilitate

                                                                       (Page 25)
reference only, do not form a part of this AGREEMENT, and shall not in any way affect the interpretation hereof.

          15.03  PRIOR AGREEMENTS
                 ----------------

          This AGREEMENT supersedes all previous representations, understandings and agreements, oral or written, between the parties hereto with respect to the subject matter of this AGREEMENT, and the agreements and documents contemplated by this AGREEMENT, including the ASSOCIATED AGREEMENTS and the Articles of Incorporation, contain the entire understanding of the parties hereto as to the terms and conditions of their relationship.

          15.04  CONTRADICTION OF TERMS
                 ----------------------

          Terms included in this AGREEMENT and in the ASSOCIATED AGREEMENTS may not be contradicted by evidence of any prior oral or written agreement or of a contemporaneous oral or written agreement.

          15.05  AMENDMENTS
                 ----------

          No amendments, changes, alterations or modifications of this AGREEMENT will be effective unless they are in writing and are signed by the authorized representatives of the parties hereto.

SECTION 16.00        EXPENSES AND ENFORCEMENT COSTS
                     ------------------------------

          16.01  EXPENSES
                 --------

          Each party hereto will bear its own attorney's fees and other expenses incurred in connection with the negotiation, execution and delivery of this AGREEMENT and all ASSOCIATED AGREEMENTS and other related documents. NEWCO will be responsible for the costs of incorporation, corporate maintenance and any other corporate expenses.

                                                                       (Page 26)

          16.02  ENFORCEMENT COSTS
                 -----------------

          Each party hereto agrees to pay and discharge all reasonable costs, attorney's fees and expenses (including but not limited to the costs of arbitration and litigation) that are incurred by the other party in enforcing the terms of this AGREEMENT or in defending itself in an action to enforce the terms of this AGREEMENT, provided that such other party substantially prevails in the proceedings.

SECTION 17.00                   MISCELLANEOUS
                                -------------

          17.01  ASSIGNMENT
                 ----------

          This AGREEMENT, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned by any of the parties hereto to any third party without the prior written consent thereto by the other parties hereto. However, this provision will not prevent BTI from merging with another corporation or selling substantially all of its assets to another corporation, providing all obligations of BTI under this and ASSOCIATED AGREEMENTS are assumed by the surviving corporation or the buyer.

          17.01  NOTICES
                 -------

          Except as otherwise provided in this AGREEMENT, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, in any post office in the Untied States of America or in Japan, as the case may be, or by facsimile, addressed as follows:

                                                                       (Page 27)

          If to BTI:          BTRIEVE TECHNOLOGIES, INC.
                              Suite 300, 8834 Capital of Texas Highway N.
                              Austin, Texas 78759
                              UNITED STATES OF AMERICA
                              (fax: 1-512-794-1778)

                              Attention: Mr. Ron R. Harris
                              President and CEO

          If to NOVELL:       NOVELL JAPAN, LTD.
                              13-1, Mishuku 1-chome
                              Setagaya-ku, Tokyo 154
                              JAPAN
                              (fax: 81-3-5481-1855)

                              Attention: Mr. Kazuya Watanabe
                                         President

          If to AG TECH:      AG TECH CORPORATION
                              10-9, Higashi-Sakura 1-chome
                              Higashi-ku, Nagoya 461
                              JAPAN
                              (fax: 81-52-951-4469)

                              Attention: Mr. Yoshio Tanahashi
                                         President

          If to EMPOWER:      EMPOWER LTD.
                              15-8, Iwamoto-cho 2-chome
                              Chiyoda-ku, Tokyo 101
                              JAPAN
                              (fax: 81-3-3863-9285)

                              Attention: Mr. Junichi Okada
                                         Chairman

                                                                       (Page 28)

          TIME OF RECEIPT
          ---------------

          Any notice so given will be deemed to have been received two (2) business days (as calculated at the location of the recipient) after dispatch in the case of a facsimile transmission or, in the case of a letter:

          17.03.1 Fourteen (14) days after dispatch for air mail sent between Japan and the U.S.A. or any other country; or

          17.03.2 Seven (7) days after dispatch for air courier or for mail sent within Japan or the U.S.A. or any other country.

          17.04  PROOF OF SERVICE OF NOTICE
                 --------------------------

          To prove service of notice, it will be sufficient to show that a facsimile transmission containing the notice was properly addressed and properly dispatched, or to show that a letter was properly addressed and posted provided that a certificate of delivery, return receipt or registered mail receipt has been returned to the sender indicating delivery of the letter.

          17.05  CHANGING OF ADDRESSEE
                 ---------------------

          Either party hereto may amend the information contained in Paragraph
17.02 at any time by written notice to the other parties hereto.

                                                                       (Page 29)

          IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives on the day and year first set forth above.

      BTI:                              BTRIEVE TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                            (name)
                                            (title and/or division)

      NOVELL:                           NOVELL JAPAN, LTD.

                                        By:
                                            ------------------------------------
                                            (name)
                                            (title and/or division)

      AG TECH:                          AG TECH CORPORATION

                                        By:
                                            ------------------------------------
                                            (name)
                                            (title and/or division)

      EMPOWER:                          EMPOWER LTD.

                                        By:
                                            ------------------------------------
                                            (name)
                                            (title and/or division)

                                   * * * * *

ATTACHMENTS

Exhibit I      English form of Articles of Incorporation of NEWCO

Exhibit II     Letter of Intent between BTI and NEWCO

Exhibit III    Letter of Intent between AG TECH and NEWCO

Exhibit IV     Letter of Intent between EMPOWER and NEWCO

Exhibit V      Letter of Intent between NOVELL and NEWCO

                                   * * * * *